Exhibit 99.1

Mesa Labs Announces Unaudited Fourth Quarter and Full Fiscal Year 2023 Results

Lakewood, Colorado, May 25, 2023 – Mesa Laboratories, Inc. (NASDAQ:MLAB), a global leader in the design and manufacturing of life science tools and critical quality control solutions, today announced results for its fourth fiscal quarter (“4Q23”) and fiscal year (“FY23”) ended March 31, 2023.

Fourth quarter highlights:

●	Fourth quarter revenues decreased 5.6%
●	Fourth quarter Non-GAAP core organic revenues[3] decreased 1.6%
●	Fourth quarter operating income increased 570%
●	Fourth quarter Non-GAAP adjusted operating income[1] excluding unusual items decreased 21.1%

Full FY23 highlights:

●	FY23 revenues increased 18.8%
●	FY23 Non-GAAP core organic revenues growth was 5.2%
●	FY23 operating income decreased 29.4%
●	FY23 Non-GAAP adjusted operating income excluding unusual items decreased 1.7%

Executive Commentary (amounts in thousands)

“Revenues of $55,591 in the quarter resulted in an organic revenues (“organic”) decline of 5.6% for the quarter. This was influenced by currency headwinds across the company, slower Biopharmaceutical spending primarily impacting our Biopharmaceutical Development Division, as well as a significant decrease in COVID related revenues and the previously disclosed closure of Sema4’s expanded carrier screening business both of which impacted the Clinical Genomics division. Excluding currency and COVID related revenues, core organic revenues (“core organic”) declined 1.6%. For the year, organic revenues growth was 0.6% and core organic revenues growth was 5.2%, within striking distance of our long-term core growth aspirations despite multiple headwinds faced throughout the year” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Profitability for the fourth quarter, as measured by our primary metric of adjusted operating income (“AOI”) excluding unusual items, came in at $10,712 or 19.3% of revenues, as we absorbed the previously disclosed loss of the high margin Sema4 business in Clinical Genomics, faced currency headwinds and saw a significant increase in fourth quarter payroll taxes associated with the exercise of expiring stock options. For the full fiscal year, the same metric was $45,821 or 20.9% of revenues” added Mr. Owens.

“In fiscal 2024, as the world and Life Science Tools sector continues to experience a period of economic uncertainty, we are biasing toward conservatism while maintaining our long-term growth outlook. We continue to see softness in new systems / CAPEX orders for both the Clinical Genomics and Biopharmaceutical Development divisions and expect currency headwinds to abate over the course of FY24. Our lean-based operating model, the Mesa Way, will enable us to continue to adapt and become stronger. Over the mid and longer term, our exposure to the regulated phases of a biopharmaceutical’s life cycle and the clinical genomics market will enable multiple opportunities for strong inorganic and organic growth.” concluded Mr. Owens.

Financial Results (unaudited, amounts in thousands, except per share data)

Fourth Quarter Fiscal Year 2023

Total revenues were $55,591, a decrease of 5.6% compared to the fourth quarter of fiscal year 2022 (“4Q22”). Operating income increased 570% to $517. Net income was $611, an increase of 134% or $0.11 per diluted share of common stock.

As detailed in the Unusual Items table below, operating income for 4Q23 and 4Q22 was impacted by unusual items totaling $268 and $1,921, respectively.

On a non-GAAP basis, core organic revenues decreased 1.6% and AOI decreased 10.4% to $10,444 or $1.94 per diluted share of common stock compared to 4Q22. As detailed in the Unusual Items table below, AOI for 4Q23 and 4Q22 was impacted by unusual items totaling $268 and $1,921, respectively. Excluding the unusual items for 4Q23 and 4Q22, AOI would have decreased 21.1% to $10,712. A reconciliation of non-GAAP measures is provided in the tables below.

Full Fiscal Year 2023

Total revenues were $219,080, an increase of 18.8% compared to fiscal year 2022 (“FY22”). Operating income decreased 29.4% to $3,320. Net income was $930, a decrease of 50.3% or $0.17 per diluted share of common stock.

As detailed in the Unusual Items table below, operating income for FY23 and FY22 was impacted by unusual items totaling $1,142 and $9,290, respectively.

On a non-GAAP basis, core organic growth was 5.2% and AOI increased 17.9% to $44,679 or $8.33 per diluted share of common stock compared to FY22. As detailed in the Unusual Items table below, AOI for FY23 and FY22 was impacted by unusual items totaling $1,142 and $8,706, respectively. Excluding the unusual items for FY23 and FY22, AOI would have decreased 1.7% to $45,821. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

	Revenues		Organic Revenues Growth[2]		Core Organic Revenues Growth[3]
(Amounts in thousands)	Three Months Ended March 31, 2023	Year Ended March 31, 2023	Three Months Ended March 31, 2023	Year Ended March 31, 2023	Three Months Ended March 31, 2023	Year Ended March 31, 2023
Clinical Genomics	$13,774	$62,299	(15.8)%	(12.9)%	(5)%	(0.9)% ^
Sterilization and Disinfection Control	16,588	64,609	3.5%	9.4%	4.8%	12.2%
Biopharmaceutical Development	12,608	47,365	(6.2)%	3.8%	(3.5)%	10.9%
Calibration Solutions	12,621	44,807	(3.7)%	(4.4)%	(3.6)%	(4.1)%
Total reportable segments	$55,591	$219,080	(5.7)%	0.6%	(1.6)%	5.2%

^ Core Organic Revenues growth for the year ended March 31, 2023 consists of the period October 20, 2022 through March 31, 2023 as compared to the same period in the prior year

Clinical Genomics (25% of revenues in 4Q23) revenues were $13,774 for the quarter (which includes $20 of COVID-19 related revenues) which resulted in an organic decline of 15.8% for the quarter. Core organic revenues, which excludes currency and COVID related revenues, decreased 5% for the quarter and .9% for the full year. The quarter and year were strongly impacted by the previously announced closure of Sema4’s expanded carrier screening, an approximate $8,200 annual headwind that began fully impacting the business in 3Q23. Excluding Sema4, core organic growth for this division would have been approximately 10% for the quarter and 15% for the year. Gross profit percentage was 43% for the quarter and 52% for the year, with both figures below our long-term target of high 50’s due to both lost Sema4 revenue and foreign currency headwinds.

Sterilization and Disinfection Control (30% of revenues in 4Q23) revenues were $16,588 for the quarter which resulted in organic growth of 3.5% and core organic growth of 4.8% versus 4Q22. For the year core organic growth was 12.2%. Both organic and core organic growth in the quarter were negatively impacted by a difficult comparison in the prior year, while robust annual growth was driven by continued penetration of our more unique products into the biopharmaceutical vertical. Gross profit percentage for the quarter and year contracted by 200 bps versus prior year periods as a result of foreign currency fluctuations negatively impacting our reported revenues and increased labor and labor related costs.

Biopharmaceutical Development (22% of revenues in 4Q23) revenues were $12,608 which yielded an organic decline of 6.2% and a 3.5% core organic decline for the quarter, both figures impacted by a difficult compare to the same quarter in the prior year in which organic growth was 32.5%. Annual core organic growth was 10.9% vs 3.8% organic growth as the Division has a large portion of revenues outside the USA and thus was impacted significantly by currency headwinds. Division gross profit percentage however increased 240 bps vs 4Q22 and 130 bps annually as a result of solid revenue growth and pricing power overcoming adverse product mix and currency headwinds.

Calibration Solutions (23% of revenues in 4Q23) revenues were $12,621 which resulted in a core organic decline of 3.6% as compared to 4Q22. Full year core organic revenues contracted 4.1% for the year. Raw materials headwinds through the first three quarters of the fiscal year began to abate in the fourth quarter and as a result the division grew 17% sequentially as compared to 3Q23. Gross profit percentage increased by 450bps in the quarter and 110bps for the year primarily due to favorable product mix.

Use of Non-GAAP Financial Measures

Adjusted operating income, organic revenues growth and core organic revenues growth are non-GAAP measures that exclude or adjust for certain items, as detailed after the tables that accompany this press release under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” Reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth below, along with additional information regarding their use.

2 Organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions.

3 Core organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions, currency translation and COVID related revenues.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacturing of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa, please visit its website at www.mesalabs.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and its adverse effects on our business; our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effective integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “plan” “anticipate,” “intend,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2023 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

Mesa Laboratories Contacts:

Gary Owens; President and CEO,

John Sakys; CFO

1-303-987-8000

investors@mesalabs.com

Financial Summary (Unaudited)

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)	Three Months Ended		Year Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenues	$55,591	$58,879	$219,080	$184,335
Cost of revenues	22,390	23,767	85,387	72,245
Gross profit	33,201	35,112	133,693	109,090
Operating expenses	32,684	35,222	130,373	104,388
Operating income (loss)	517	(110)	3,320	4,702
Nonoperating expense (income)	794	(64)	3,709	1,128
(Loss) earnings before income taxes	(277)	(46)	(389)	3,574
Income tax (benefit) provision	(888)	1,738	(1319)	1,703
Net income (loss)	$611	$(1,784)	$930	$1,871

Earnings (loss) per share (basic)	$0.11	$(0.34)	$0.17	$0.36
Earnings (loss) per share (diluted)	0.11	(0.34)	0.17	0.35

Weighted average common shares outstanding:
Basic	5,349	5,253	5,321	5,212
Diluted	5,381	5,253	5,361	5,335

 Consolidated Condensed Balance Sheets

(Amounts in thousands)	March 31, 2023	March 31, 2022
Cash and cash equivalents	$32,910	$49,346
Other current assets	86,065	74,972
Total current assets	118,975	124,318
Property, plant and equipment, net	28,149	28,620
Other assets	514,708	554,431
Total assets	$661,832	$707,369

Liabilities	$268,352	$313,568
Stockholders’ equity	393,480	393,801
Total liabilities and stockholders’ equity	$661,832	$707,369

Reconciliation of Non-GAAP Measures

(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended		Year Ended
	March 31,		March 31,
	2023	2022	2023	2022
Operating income (loss) (GAAP)	$517	$(110)	$3,320	$4,702
Amortization of intangible assets	7,248	8,311	28,821	21,806
Stock-based compensation expense	2,679	3,452	12,538	11,391
Adjusted operating income (non-GAAP)	$10,444	$11,653	$44,679	$37,899

Adjusted operating income per share (basic)	$1.95	$2.22	$8.40	$7.27
Adjusted operating income per share (diluted)	$1.94	$2.22	$8.33	$7.10

Weighted average common shares outstanding:
Basic	5,349	5,253	5,321	5,212
Diluted	5,381	5,253	5,361	5,340

Organic and Core Organic Revenues Growth (Unaudited)

	Three Months Ended March 31, 2023	Year Ended March 31, 2023
Total revenues growth	(5.6)%	18.8%
Impact of acquisitions	0.1%	18.2%
Organic revenues growth	(5.7)%	0.6%
Currency translation	1.8%	3.4%
COVID related revenues	2.3%	1.2%
Core organic revenues growth	(1.6)%	5.2%

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income were impacted by various unusual items during the three months and years ended March 31, 2023 and 2022. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
Operating income (loss) (GAAP)	$517	$(110)	$3,320	$4,702

Unusual items – before tax
Belyntic/Agena acquisition/integration costs	$268	$521	$1,142	$1,244
Non-cash cost of revenues expense associated with the step up to fair value of Agena inventory due to application of purchase accounting	--	1,400	--	7,462
Non-cash stock compensation expense true-up	--	--	--	584
Total Impact of unusual items on operating income – before tax	268	1,921	1,142	9,290

Operating income excluding unusual items	$785	$1,811	$4,462	$13,992

Impact of unusual items on adjusted operating income	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
Adjusted operating income (non-GAAP)	$10,444	$11,653	$44,679	$37,899

Unusual items – before tax
Belyntic/Agena acquisition/integration costs	$268	$521	$1,142	$1,244
Non-cash cost of revenues associated with the step up to fair value of Agena inventory due to application of purchase accounting	--	1,400	--	7,462
Total impact of unusual items on adjusted operating income – before tax	268	1,921	1,142	8,706

Adjusted operating income excluding unusual items	$10,712	$13,574	$45,821	$46,605

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts, non-GAAP adjusted operating income excluding unusual items, organic revenues growth, and core organic revenues growth in order to provide meaningful supplemental information regarding our operational performance. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our operating results, consistent with how management measures and forecasts its operating performance, especially when comparing such results to previous periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.  This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both GAAP and non-GAAP results.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. To calculate adjusted operating income, we exclude, as applicable:

●	Impairments of long-lived assets as such charges are outside of our normal operations and in most cases are difficult to accurately forecast.
●	Stock-based compensation expense as it is a non-cash charge and costs calculated for this expense vary in accordance with the stock price on the date of grant.
●

The expense associated with the amortization of acquisition-related intangible assets as a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of income. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.